                            DUKE REALTY INVESTMENTS, INC.
                               (AN INDIANA CORPORATION)

                           DUKE REALTY LIMITED PARTNERSHIP
                           (AN INDIANA LIMITED PARTNERSHIP)

                             52,500 SHARES OF COMMON STOCK

                                    TERMS AGREEMENT


                                                       Dated: October 20, 1998


To:  Duke Realty Investments, Inc.
     Duke Realty Limited Partnership

c/o  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1150
     Indianapolis, IN  46240

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

     We understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 52,500 of its shares of common stock (the "Common Stock"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriter named below (the "Underwriter") offers to purchase the Underwritten Securities (as defined in the Underwriting Agreement referred to below) at the purchase price set forth below.

                                                           Number of Shares
                                                                  of
      Underwriter                                       Underwritten Securities
      -----------                                       -----------------------
 Merrill Lynch, Pierce, Fenner & Smith
           Incorporated. . . . . . . . . . . . . . . . . .        52,500
                                                                 -------
           Total . . . . . . . . . . . . . . . . . . . . .        52,500

     The  Underwritten Securities shall have the following terms:

Title of Securities:                    Common Stock
Number of Shares:                       52,500
Public offering price per share:        $23.1875
Purchase price per share:               $21.9975
Closing time, date and location:        October 21, 1998, 10:00 a.m., New York
City Time, Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166
Additional Terms:                       Sections 3(o) and 5(h) of the
                                        Underwriting Agreement are
                                        inapplicable to this transaction.

     All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership --Common Stock, Preferred Stock, Depositary Shares and Debt Securities - Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than 5 o'clock P.M. (New York City time) on October 20, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,

                         MERRILL LYNCH & CO.
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED

                         By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED



                         By: /s/ John Case
                            -----------------------------------------



Accepted:

DUKE REALTY INVESTMENTS, INC.

By: /s/ Matthew A. Cohoat
   -------------------------------
   Name:  Matthew A. Cohoat
   Title: Vice President and
          Corporate Controller


DUKE REALTY LIMITED PARTNERSHIP

By:  DUKE REALTY INVESTMENTS, INC.
     -----------------------------
      General Partner

By: /s/ Matthew A. Cohoat
   -------------------------------
   Name:  Matthew A. Cohoat
   Title: Vice President and
          Corporate Controller